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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 30, 2001


                              GLACIER BANCORP, INC.

             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


             000-18911                                81-0519541
         ---------------                          --------------------
    (Commission File Number)                  IRS Employer Identification No.


                                 49 Commons Loop
                               Kalispell, MT 59901
               (Address of principal executive offices) (zip code)


        Registrant's telephone number, including area code: 406-756-4234


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ITEM 5 - OTHER EVENTS

        On January 30, 2001, Glacier Bancorp, Inc. a Delaware corporation ("Company"), announced the completion of the sale of $35 million in 9.40% capital securities representing preferred beneficial interests in Glacier Capital Trust I, a Delaware business trust (the "Trust") formed by the Company for the purpose of facilitating the offering.

        The Trust issued the capital securities in an underwritten public offering that was registered with the Securities and Exchange Commission at an offering price of $25 per security.

        Net proceeds to the Company from the offering will be used to finance, in part, the pending acquisition of WesterFed Financial Corporation and the acquisition of seven branches from Wells Fargo & Company, and for other general corporate purposes.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial statements - not applicable.

        (b)    Pro forma financial information - not applicable.

        (c)    Exhibits:

               (99)   Press Release issued by the Company dated January 30, 2001


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  February 5, 2001


                                   GLACIER BANCORP, INC.



                                   By:    /s/ Michael J. Blodnick
                                      -----------------------------------------
                                          Michael J. Blodnick
                                          President and Chief Executive Officer


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